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                                                                   Exhibit 10.61

                                                                  EXECUTION COPY

                               SECURITY AGREEMENT

          This Security Agreement (this "Agreement") is made as of the 18TH DAY OF JUNE, 2004, by and between IBASIS, INC., a Delaware corporation with its principal place of business at 20 Second Avenue, Burlington, Massachusetts 01803 ("Grantor"), and THE BANK OF NEW YORK, a New York banking corporation, as Collateral Agent for the Holders (as such term is defined in the Indenture referred to below), with its principal place of business at 101 Barclay Street, Floor 810, New York, New York 10286 ("Secured Party").

                                    RECITALS

     A. Pursuant to that certain Indenture (as the same may be amended or supplemented from time to time, the "Indenture") dated June 18, 2004, by and among the Grantor, the subsidiary guarantors named therein and The Bank of New York, as Trustee (the "Trustee"), Grantor has issued its 8% Senior Subordinated Convertible Notes due 2007 ("Notes") in an aggregate principal amount not to exceed $29,000,000. The Notes are secured in part pursuant to the terms of the Security Documents (as defined in the Indenture), and this Agreement is one of the Security Documents.

     B. In accordance with the terms of the Indenture, Grantor desires to grant Secured Party a Lien (as defined in the Indenture) upon the Collateral (hereinafter defined).

     C. Unless otherwise indicated herein, capitalized terms not defined herein shall have the same meaning as those provided in the Indenture.

                                    AGREEMENT

          The parties agree as follows:

     1.   CREATION OF SECURITY INTEREST

          1.1 GRANT OF SECURITY INTEREST. Grantor grants to Secured Party, for the benefit of the Holders, the Trustee and the Secured Party, a security interest in the property described in EXHIBIT A attached hereto (the "Collateral") to secure any and all liabilities and obligations to the Holders, the Trustee and the Secured Party under the Notes and the Indenture (the "Indebtedness"). Such security interest constitutes a priority security interest, subject only to the Senior Indebtedness, in the presently existing Collateral, and in Collateral acquired after the date hereof.

          1.2 FINANCING STATEMENTS. This Agreement constitutes an authenticated record which authorizes the Secured Party to file such financing statements as Secured Party reasonably determines appropriate. Without limiting the generality of the foregoing, Grantor hereby expressly authorizes Secured Party to file financing statements without notice to Grantor, with all appropriate jurisdictions, as Secured Party in its reasonable discretion deems appropriate from time to time, in order to further perfect, protect, or vest more securely Secured Party's interest in the Collateral.

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          1.3    DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Grantor shall from time to time execute and deliver to Secured Party, at the request of Secured Party, all financing statements and other documents that Secured Party may reasonably request, in form satisfactory to Secured Party, to perfect and continue perfected Secured Party's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Indenture.

     2.   REPRESENTATIONS AND WARRANTIES

          Grantor represents and warrants as follows:

          2.1 DUE ORGANIZATION AND QUALIFICATION. Grantor is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified. Grantor represents and warrants that its legal name, type of organization, jurisdiction or incorporation, organizational identification number and place of business are indicated on Schedule 1 attached hereto. Grantor shall not, without at least thirty (30) days prior written notice to Secured Party: (a) relocate its chief executive office, or add any new offices or business locations, or (b) change its jurisdiction of organization, or (c) change its organizational structure or type, or (d) change its legal name, or (e) change any organizational number (if any) assigned by its jurisdiction of organization.

          2.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of this Agreement are within Grantor's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Grantor's organizational documents, nor will they constitute an event of default under any material agreement to which Grantor is a party or by which Grantor is bound.

          2.3 NO PRIOR ENCUMBRANCES. Grantor has good and indefeasible title to the Collateral, free and clear of any liens, security interests, or other encumbrances other than the Liens permitted by the Indenture.

     3.   AFFIRMATIVE COVENANTS

          Grantor covenants and agrees that, until payment in full of all outstanding obligations and liabilities under the Indebtedness and this Agreement, Grantor shall do all of the following:

          3.1 GOOD STANDING. Grantor shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Grantor's business. Grantor shall maintain in force all licenses, approvals and agreements, the loss of which could have a material adverse effect on Grantor's business.

          3.2 GOVERNMENT COMPLIANCE. Grantor shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a material adverse effect on Grantor's business.

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          3.3    INSURANCE.

                 (a) Grantor, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Grantor's business is conducted on the date hereof. Grantor shall also maintain insurance relating to Grantor's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Grantor's.

                 (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Secured Party. From and after such time as the Senior Indebtedness has been indefeasibly repaid, in full, in cash, and all commitments thereunder have been terminated, all such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Secured Party, showing Secured Party as an additional loss payee thereof and all liability insurance policies shall show the Secured Party as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Secured Party before canceling its policy for any reason.

     4.   NEGATIVE COVENANTS

          Except as permitted by the Indenture, Grantor covenants and agrees that until payment in full of all outstanding obligations and liabilities under the Indebtedness and this Agreement, Grantor will not do any of the following:

          4.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), all or any part of the Collateral other than (a) Transfers in the ordinary course of business; (b) Transfers of non-exclusive licenses and similar arrangements for the use of the Collateral; or (c) Transfers of worn-out or obsolete Collateral.

          4.2 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

          4.3 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than indebtedness subject to a subordination agreement between the Secured Party and the holder of such indebtedness ("Subordinated Debt").

          4.4 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any receivables, or permit any of its Subsidiaries to do so, or permit any Collateral not to be subject to Secured Party's security interest.

          4.5 INVESTMENTS; DISTRIBUTIONS. Directly or indirectly acquire or own any Person, or make any Investments in any Person, other than investments permitted in writing by Secured Party, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock (except for dividends payable solely in stock of Grantor).

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          4.6    TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Grantor's business, on terms no less favorable to Grantor than would be obtained in an arm's length transaction with a non-affiliated Person.

          4.7 SUBORDINATED DEBT. Make or permit any payment on any subordinated debt, except under the terms of the Subordinated Indebtedness, or amend any material provision in any document relating to the Subordinated Indebtedness, without Secured Party's prior written consent.

          4.8 COMPLIANCE. Undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any advance for that purpose; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Grantor's business or operations, or permit any of its Subsidiaries to do so.

     5.   EVENTS OF DEFAULT

          Any one or more of the following events shall constitute an Event of Default by Grantor under this Agreement:

          5.1    INDENTURE. If an Event of Default occurs under the Indenture.

          5.2    COVENANT DEFAULT. Grantor does not perform any obligation in
Article 3 or violates any covenant in Article 4 or does not perform or observe any other material term, condition or covenant in this Agreement and the continuance of such failure for a period of 45 days after the date on which written notice of such failure, requiring the Grantor to remedy the same, shall have been given to Grantor and a Responsible Officer of the Trustee by the holders of at least 25% of aggregate principal amount of the outstanding Notes at the time outstanding determined in accordance with Section 9.4 of the Indenture.

          5.3 MATERIAL ADVERSE CHANGE. A material impairment in the perfection or priority of Secured Party's security interest in the Collateral.

          5.4 ATTACHMENT. (a) Any material portion of Grantor's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in thirty (30) days; (b) a judgment or other claim becomes a Lien on a material portion of Grantor's assets; or (c) a notice of lien, levy, or assessment is filed against a material portion of Grantor's assets by any government agency and not paid or contested in good faith in compliance with all appropriate procedures within thirty (30) days after Grantor receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Grantor.

          5.5 MISREPRESENTATIONS. If Grantor or any Person acting for Grantor makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Secured Party or to induce Secured Party to enter this Agreement.

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          5.6    SECURED PARTY'S RIGHTS AND REMEDIES

          5.7 RIGHTS AND REMEDIES. Subject to the subordination provisions contained in the Intercreditor Agreement and Article 4 of the Indenture, upon the occurrence and during the continuance of an Event of Default, Secured Party may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Grantor:

                 (a) Exercise all rights available to it under the New York Uniform Commercial Code and applicable law;

                 (b) Set off and apply to the obligations any and all (a) balances and deposits of Grantor held by Secured Party, or (b) indebtedness at any time owing to or for the credit or the account of Grantor held by Secured Party; and

                 (c) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Grantor's premises) as Secured Party reasonably determines is commercially reasonable.

          5.8 REMEDIES CUMULATIVE. Secured Party's rights and remedies under this Agreement, and all other agreements shall be cumulative. Secured Party shall have all other rights and remedies not inconsistent herewith as provided under the New York Uniform Commercial Code, by law, or in equity. No exercise by Secured Party of one right or remedy shall be deemed an election, and no waiver by Secured Party of any Event of Default on Grantor's part shall be deemed a continuing waiver. No delay by Secured Party shall constitute a waiver, election, or acquiescence by it.

          5.9 DEMAND; PROTEST. Except as set forth herein, Grantor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Secured Party on which Grantor may in any way be liable.

     6.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

          The laws of the State of New York shall apply to this Agreement. GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON SECURED PARTY CANNOT AVAIL ITSELF OF THE COURTS OF THE STATE OF NEW YORK, GRANTOR ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN THE COUNTY OF NEW YORK, NEW YORK. NOTWITHSTANDING THE FOREGOING, THE SECURED PARTY SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OR ANY OTHER JURISDICTION WHICH THE SECURED PARTY

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REASONABLY DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL
OR TO OTHERWISE ENFORCE THE SECURED PARTY'S RIGHT AGAINST THE GRANTOR OR ITS PROPERTY.

          GRANTOR AND SECURED PARTY EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     7.   GENERAL PROVISIONS

          7.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, HOWEVER, that neither this Agreement nor any rights hereunder may be assigned by Grantor without Secured Party's prior written consent, which consent may be granted or withheld in Secured Party's reasonable discretion. Secured Party shall have the right without the consent of or notice to Grantor to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Secured Party's obligations, rights and benefits hereunder.

          7.2 INDEMNIFICATION. Grantor shall defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against: (a) all loss, damage, obligations, demands, claims, liabilities and expenses claimed or asserted by the Grantor or by any other party in connection with the transactions contemplated by this Agreement; and (b) all reasonable losses or Secured Party's expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following, or consequential to transactions between Secured Party and Grantor whether under this Agreement, or otherwise (including without limitation reasonable attorneys' fees and expenses), except for losses caused by Secured Party's gross negligence or willful misconduct.

          7.3 RIGHT OF SET-OFF. Grantor hereby grants to Secured Party, a lien, security interest and right of setoff as security for all obligations and liabilities to Secured Party, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Secured Party or any entity under the control of the Secured Party or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, but subject in all cases to the Intercreditor Agreement, without demand or notice, Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of Grantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE SECURED PARTY TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES

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OF GRANTOR TO SECURED PARTY, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH
RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GRANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

          7.4 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

          7.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          7.6 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement.

          7.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          7.8 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any liabilities and obligations under the Notes, the Indenture and this Agreement remain outstanding. The obligations of Grantor to indemnify Secured Party with respect to the expenses, damages, losses, costs and liabilities described in this Agreement shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Secured Party have run.

          7.9 GRANTOR WAIVERS. Grantor waives any right to require Secured Party to (a) proceed against any Person; (b) proceed against or exhaust any security held from any Person; (c) marshal any assets of any Person; or (d) pursue any other remedy in Secured Party's power whatsoever. Secured Party may, at its election, exercise or decline or fail to exercise any right or remedy it may have against any Person or any security held by Secured Party, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Grantor hereunder. Grantor waives any defense arising by reason of any disability or other defense of any Person or by reason of the cessation from any cause whatsoever of the liability of any Person. Grantor waives any setoff, defense or counterclaim that any Person may have against Secured Party. Grantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against any Person. Grantor shall have no right of subrogation or reimbursement, contribution or other rights against any Person, and Grantor waives any right to enforce any remedy that Secured Party now has or may hereafter have against any Person. Grantor waives all rights to participate in any security now or hereafter held by Secured Party. Grantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness. Grantor assumes the

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responsibility for being and keeping itself informed of the financial condition of any Person and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation represented by the Indebtedness, warrants to Secured Party that it will keep so informed, and agrees that absent a request for particular information by Grantor, Secured Party shall have no duty to advise Grantor of information known to Secured Party regarding such condition or any such circumstances.

          7.10 INSOLVENCY. If any Person becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against any Person, and in any such proceeding some or all of any indebtedness or obligations under the Indenture are terminated or rejected or any obligation of any Person modified or abrogated, or if any Person's obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Grantor agrees that Grantor's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Secured Party upon the insolvency, bankruptcy or reorganization of any Person, as though such payment had not been made.

          7.11 RATIFICATION OF IP AGREEMENT. Grantor hereby ratifies, confirms, and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated June 18, 2004 by and between Grantor and Secured Party (the "IP Agreement") and acknowledges, confirms and agrees that the IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) of Grantor and such IP Agreement secures all Indebtedness.

          7.12 INDENTURE CONTROLLING. In the event and to the extent of any inconsistency or conflict between the provisions of this Agreement and those contained in the Indenture, the provisions of the Indenture shall control.

                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        ("Grantor")
                                        IBASIS , INC.
                                        By: /s/ Gordon J. VanderBrug
                                            ------------------------------------
                                        Name: Gordon J. VanderBrug
                                              ----------------------------------
                                        Title: Executive Vice President
                                               ---------------------------------


               [SIGNATURE PAGE TO iBASIS, INC. SECURITY AGREEMENT]

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                                        ("Secured Party")
                                        THE BANK OF NEW YORK
                                        By: /s Geovanni Barris
                                            ------------------------------------
                                        Name: Geovanni Barris
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


               [SIGNATURE PAGE TO iBASIS, INC. SECURITY AGREEMENT]

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                                    EXHIBIT A

          The Collateral shall consist of all right, title and interest of Grantor in and to the following:

          All assets, including without limitation, all goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

          All Grantor's books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

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                                   SCHEDULE 1

         IDENTIFICATION OF ORGANIZATION, JURISDICTION, ETC., OF GRANTOR

Legal name: iBasis, Inc.

Type of organization: Corporation

Jurisdiction of incorporation: Delaware

Employer identification number: 04-3332534

Place of business: 20 Second Avenue, Burlington, MA 01803